EXHIBIT 5.1


October 1, 1998


                                                                 Paul J. Polking
                                                        Executive Vice President
                                                             and General Counsel
                                                         BankAmerica Corporation
                                                          100 North Tryon Street
                                                            Charlotte, NC  28233


Members of the Board of Directors
BankAmerica Corporation
100 North Tryon Street
Charlottee, NC  28255


Dear Board Members:

         I am the Executive Vice President and General Counsel of BankAmerica Corporation (the "Company") and in that capacity I have acted as counsel for the Company in connection with the registration under the Securities Act of 1933, as amended, of 5,000,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock") and an indeterminate amount of interests to be offered or sold under the BankAmerica 401(k) Investment Plan (the "Plan"). Such registration is pursuant to a Registration Statement on Form S-8 relating to the Plan (the "Registration Statement"), which is to be filed by the Company with the Securities and Exchange Commission on or about October 1, 1998.

         I have examined or caused to be examined such corporate records, certificates and other documents and such questions of law as I have considered necessary or appropriate for the purposes of this opinion.

         On the basis of such examination, it is my opinion that the Common Stock, when issued in the manner contemplated by the Registration Statement and the Plan, will be duly authorized, validly issued, fully paid and nonassessable.

         I hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                                     Sincerely yours,

                                                     /s/ PAUL J. POLKING
                                                     ------------------------
                                                         Paul J. Polking